Exhibit 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kimco Realty Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

1.
the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2026	/s/ Conor C. Flynn
Conor C. Flynn
Chief Executive Officer